UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): March 19, 2010

IGI LABORATORIES, INC.

(Exact name of registrant as specified in charter)

DELAWARE (State or Other Jurisdiction of Incorporation)	001-08568 (Commission file number)	01-0355758 (I.R.S. Employer Identification Number)

105 Lincoln Avenue

Buena, New Jersey 08310

(Address of principal executive offices)(Zip Code)

(856) 697-1441

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 19, 2010, Hemanshu Pandya, the President and Chief Executive Officer of IGI Laboratories, Inc. (the “Company”), resigned as an employee of the Company and as a member of the board of directors, effective April 1, 2010. The Company has named Charlie Moore its new President and Chief Executive Officer and the board appointed Mr. Moore to fill the vacant board seat created by Mr. Pandya’s resignation, each effective April 1, 2010. Mr. Moore has served as the Company’s Executive Vice President of Technical Operations since February 2010.

Prior to joining IGI, from March 2008 to February 2010, Mr. Moore, age 61, was Vice President of Business Development for Infa Inc., where he was responsible for development of the North American business of the Infa Group, an Italian-based Active Pharmaceutical Ingredient (API) manufacturer. From March 2006 to February 2008, Mr. Moore served as Director of Business Development for VinChem Inc., a pharmaceutical outsourcing solutions provider. From 1980 to 2006, Mr. Moore served in various senior management roles for Altana Inc. (now Nycomed) including being the Head of the Product Development Task Force. He was responsible for researching the US dermatology market, selecting the product candidates for in-house development, and overseeing the development process through ANDA approval and launch. Mr. Moore received his BSBA from Thomas A. Edison College.

The terms of Mr. Moore’s employment agreement with the Company were previously disclosed in a Form 8-K filed by the Company with the Securities and Exchange Commission on February 19, 2010. On March 19, 2010, the Board of Directors of IGI amended the February 19, 2010 employment agreement in respect to Mr. Moore’s new responsibilities with the Company as President and Chief Executive Officer. Under the amended terms of his employment agreement, Mr. Moore will receive an annual salary of $265,000. Mr. Moore will also receive an additional grant of 560,000 restricted shares of common stock. These shares will have a grant date of April 1, 2010 and will vest over three years, in one-third increments beginning after Mr. Moore’s first year of service as the President and Chief Executive Officer. Mr. Moore’s target incentive bonus was also increased to 40% of his base salary for the applicable fiscal year. Further, Mr. Moore is entitled to payment of six months of severance plus a pro-rata portion of his bonus, if he is terminated without cause following the first anniversary of his employment start date. If terminated within the first year, he will not be entitled to a severance payment. As a management director, Mr. Moore will not be entitled to compensation for his service as a member of the board of directors.

The Company’s press release announcing the resignation of Mr. Pandya and the appointment of Mr. Moore is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) The following exhibits are furnished with this Form 8-K:

Exhibit No.	Description

99.1	Press Release of IGI Laboratories, Inc. dated March 22, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IGI LABORATORIES, INC.

Date: March 23, 2010	By:/s/ Philip Forte
Name: Philip Forte Title: Controller

EXHIBIT INDEX

Exhibit

99.1	Press Release of IGI Laboratories, Inc. dated March 22, 2010